Exhibit 10(a)

INDEPENDENT AUDITORS’ CONSENT

Mercury U.S. Small Cap Growth Fund of Mercury Funds, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-85731 of our reports dated July 13, 2000 appearing in the annual report of Mercury U.S. Small Cap Growth Fund (the “Fund”) of Mercury Funds, Inc. (formerly Mercury Asset Management Funds, Inc.) for the period October 29, 1999 (commencement of operations) to May 31, 2000 covering both the Fund and Mercury Master U.S. Small Cap Growth Portfolio, and to the reference to us under the caption “Financial Highlights” in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP Deloitte & Touche LLP Princeton, New Jersey September 12, 2000